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                                                                      EXHIBIT 99

                                                     CONTACT:

                                                     Medical Manager Corporation
                                                     Lee Robbins
                                                     Chief Financial Officer
                                                     (813) 287-2990, ext. 119


                      MEDICAL MANAGER CORPORATION ANNOUNCES
                            EXPANDED YEAR 2000 POLICY

TAMPA, Fla. (August 31, 1998) - Medical Manager Corporation (Nasdaq: MMGR) announced today that it is developing and has begun in-house testing of a patch that would allow its previous version, Version 8, first released in November 1993, to handle the date change to the new century. The Company believes that this patch will be available for general distribution to its independent sales offices and its installed base prior to the end of calendar year 1998. The current release of The Medical Manager(R) software, Version 9, first released in November 1997, is Year 2000 compliant and will remain the only enhanced and maintained version of the software.

"Desired features, regulatory changes and three years of development on requested enhancements have created a tremendous demand for Version 9," said Michael Singer, chairman and chief executive officer of Medical Manager Corporation. "The sheer number of sites that must be converted prior to the new century has led us to this expansion of our Year 2000 solution. Our number one priority is the service of our clients, especially to help them be prepared for the new century."

"The patch is merely intended to allow Version 8 the ability to handle the date change to the new century," said John Kang, president of Medical Manager Corporation. "We strongly encourage all users to upgrade to Version 9 as soon as possible in order to take advantage of the many new features, as well as be in a position to keep up with changes in the industry's electronic data interchange
(EDI), regulatory billing, and rapidly expanding clinical data processing requirements."



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Medical Manager Corporation's formal Year 2000 Statement follows.

Medical Manager Corporation Year 2000 Statement

Version 9 of The Medical Manager software, which was released by Medical Manager Corporation (the "Company") in November of 1997, is Year 2000 compliant and contains numerous other new features and enhancements. In addition, Version 9 is the only version of the Company's software that is intended to take into account current industry and regulatory requirements. The Company continues its historical practice by encouraging its entire installed base to migrate to Version 9, which is the only maintained and actively enhanced version of The Medical Manager software.

The Company is developing and has begun in-house testing of a patch (the "Y2K Patch") for The Medical Manager software Version 8, which was first released in November of 1993. The Y2K Patch is intended to allow this older version to handle the date change to the new century. The Y2K Patch is intended only to address the Year 2000 issue and, in all other respects, Version 8 will operate substantially the same as prior to the Y2K Patch without any of the new features and enhancements introduced in Version 9. The Company is no longer enhancing, updating or maintaining versions prior to Version 9 and, therefore, the Company will make no representations with respect thereto, including those concerning the current or future ability of Version 8 or any prior versions to handle industry and regulatory requirements. The Company believes that the Y2K Patch will be available for general distribution to its independent sales offices and its installed base prior to the end of calendar year 1998. Alternatively, in order to achieve Year 2000 compliance and to obtain the additional benefits of Version 9, users of Version 8 may purchase an upgrade to Version 9 that includes a data conversion program.

All versions prior to Version 8 have previously been retired by the Company. In order to achieve Year 2000 compliance and to obtain the additional benefits of Version 9, users of these older versions may purchase an upgrade to Version 9 which includes a data conversion program.

Cautionary Note Regarding Forward Looking Statements and Other Matters

Certain of the foregoing statements, including but not limited to those relating to the Y2K Patch, are forward-looking statements within the meaning of the Securities





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Exchange Act of 1934, as amended (the "Exchange Act"). These statements are based on current plans and expectations of the Company and involve risks and uncertainties that could cause actual future activities and results to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, the following: (i) the Y2K Patch is currently under development and, as with any software development project, there is no assurance that the Y2K Patch will ultimately be successfully developed, tested and released; (ii) there may be delays in the development, testing and release of the Y2K Patch because of factors which may or may not be within the control of the Company, including, without limitation, acts of nature, labor disputes and technological obstacles;
(iii) the Y2K Patch, even if successfully implemented, will not contain an eight digit date field for input and data storage, but will utilize the "century inferencing" programming logic; (iv) there is no assurance that Version 8, with or without the Y2K Patch, will continue to be viable because of other non-Year 2000 issues or that the Y2K Patch will not create additional issues for users of the software including, but not limited to, additional costs for upgraded hardware, new operating systems and personnel training; (v) the users may encounter difficulties with changes in the requirements for electronic data interchange, including electronic media claims; (vi) many of the users will not be able to load the Y2K Patch without the assistance of a trained systems analyst, and users of Version 8.0 will need the assistance of a trained systems analyst to perform a conversion of their data to the Version 8.11 format, and there is no assurance that these services will be available; (vii) many users of Version 8 may utilize hardware or operating systems which fail to operate beyond the turn of the century notwithstanding the installation of the Y2K Patch;
(viii) while the Company intends not to provide any warranties with respect to the Y2K Patch, there can be no assurance that warranties will not apply to the Y2K Patch; and (ix) changes in industry and regulatory requirements could adversely affect the utilization of Version 8 notwithstanding the use of the Y2K Patch. Forward-looking information provided by the Company under the Exchange Act should be evaluated in the context of the foregoing factors and the risk factors described in the Company's filings with the Securities and Exchange Commission.

While the Company does not believe costs incurred by the Company to develop, test, distribute and install the Y2K Patch will be material, there can be no assurance that such costs will not have a material adverse effect on the Company's financial condition or results of operations. Additionally, while the Company believes that the items discussed above will provide its installed base with the means to handle



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the date change to the next century, there can be no assurance that this will resolve the existing litigation involving the Company and Year 2000 issues. Further, there can be no assurance that the existence of the Y2K Patch will not delay or reduce the migration of users to Version 9 from earlier versions.

Medical Manager Corporation develops, markets, implements and supports The Medical Manager physician practice management system, which addresses the financial, administrative, clinical and practice management needs of physicians. Since its development in 1982, The Medical Manager software has grown to become the most widely installed physician practice management system in the United States. Further information about The Medical Manager software is available on-line at http://WWW.MEDICALMANAGER.COM.